UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2009

CNL Lifestyle Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Ave.
Orlando, Florida	32801
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 407-650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On June 8, 2009, the Company will hold a conference call for financial advisors to review first quarter 2009 financial results and highlight portfolio performance. A copy of the script for that call is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The script includes information about Funds from Operations (“FFO”) and Modified Funds from Operations (“Modified FFO”). FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate assets. Modified FFO excludes acquisition fees and costs which were required to be expensed effective January 1, 2009 in connection with the adoption of FAS 141R. Prior to January 1, 2009, acquisition fees and costs were capitalized and allocated to the cost of properties acquired or investment made and depreciated over the estimated useful lives of our investments. Accordingly, we believe that in order to facilitate comparability and a clearer understanding of our period –over– period ongoing operating results, and to remove the effects of acquisition fees and costs that are funded through offering proceeds rather than paid with cash generated from operations, which is more reflective of a stabilized asset base, Modified FFO should be considered in addition to net income and cash flows as reported in the accompanying condensed consolidated financial statements as well as FFO described above.

The information in this Current Report, including the exhibit hereto, is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1 Script	for Conference Call

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2009	CNL LIFESTYLE PROPERTIES, INC.

/s/ Tammie A. Quinlan
	Name:	Tammie A. Quinlan
	Title:	Chief Financial Officer and
Executive Vice President

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